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EXHIBIT 23.1

[KPMG LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Power Measurement, Inc.

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Chartered Accountants
Victoria, Canada

August 28, 2001

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT